CANCELLATION AGREEMENT AND MUTUAL RELEASE

This agreement is entered into as of September 11, 2023 (the "Termination Date"), by and among Nano Mobile Healthcare, Inc., a Delaware Corporation and public company traded under the symbol VNTH on the OTC Pink Markets (the "Company"), Alpharidge Capital, LLC. (the "Seller"), and Adam Matruski ("Purchaser"). The parties, intending to be legally bound, hereby agree as follows:

WHEREAS the parties have executed a **Securities Purchase Agreement September 15, 2022 (the "SPA")**, by which **Adam Matruski** purchased Fifty Million (50,000,000) share of the Company's preferred stock with control vote, in exchange for $475,000 (in notes payable). The 50 million always control 85% Super-Voting Power over of ALL combined classes of ALL issued and outstanding shares of Nano Mobile Healthcare, Inc., a Delaware Corporation (the "Shares") (the "Transaction"); and

WHEREAS the parties have **mutually agreed to cancel the Securities Purchase Agreement** without any consideration or recourse with immediate effect.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

1. In consideration for the mutual release set forth herein, the Securities Purchase Agreement shall terminate as of the Termination Date. Neither party shall have any further rights or obligations under the Securities Purchase Agreement.

2. Either party shall not have any claims against the other for costs, damages, compensation or otherwise hereunder.

3. Each party shall pay its own attorney or any other incidental costs in the matter.

4. This Agreement may be executed in one or more counterparts each of which shall be deemed an original.

5. The 50 million shares of the Preferred Stock, issued to Adam Matruski, shall be automatically canceled by the execution of this contract.

6. The $475,000 convertible note payable in favor of Alpharidge Capital, LLC shall be automatically canceled by the execution of this contract.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed and delivered by its authorized officer as of the date first above written.

Adam Matruski

By: ________________
Name: Adam Matruski
Title: Self

Nano Mobile Healthcare, Inc.

By: ________________
Name: Adam Matruski
Title: Authorized Signer

Alpharidge Capital, LLC

By: Frank Igwealor
Name: Frank I Igwealor
Title: President & CEO